EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Penn Engineering & Manufacturing Corp. of our report dated January 24, 2003, included in the 2002 Annual Report to Stockholders of Penn Engineering & Manufacturing Corp.

We also consent to the incorporation by reference of our report dated January 24, 2003 with respect to the consolidated financial statements of Penn Engineering & Manufacturing Corp. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2002, in the following registration statements:

         Penn Engineering & Manufacturing Corp. 1996 Equity Incentive Plan Form S-8 Registration Statement (Registration No. 333-20101);

         Penn Engineering & Manufacturing Corp. 1996 Employee Stock Purchase Plan Form S-8 Registration Statement (Registration No. 333-13073);

         Penn Engineering & Manufacturing Corp. 1998 Stock Option Plan for Non-Employee Directors Form S-8 Registration Statement (Registration No. 333-92907);

         Penn Engineering & Manufacturing Corp. 1999 Employee Stock Option Plan Form S-8 Registration Statement (Registration No. 333-92903); and

         Penn Engineering & Manufacturing Corp. Dividend Reinvestment and Stock Purchase Plan Form S-3 Registration Statement (Registration No. 333-73450).


                                                          /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 24, 2003